Exhibit 10.7
CONSULTING AGREEMENT

This Consulting Agreement (this “Agreement”) is entered into as of 3 July, 2019 (the “Commencement Date”) by and between SCIENTIFIC GAMES CORPORATION, with offices located at 6601 Bermuda Road, Las Vegas, NV 89119 (the “Company”), and Toni Korsanos Pty Ltd as trustee for Toni Korsanos Trust, 1 Duff Street, Burwood NSW 2134, Australia (the “Consultant” and, together with the Company, the “Parties”).

RECITALS

WHEREAS, the Company seeks to engage the Consultant as an independent contractor in a manner consistent with the Company’s commitment to ethics and in compliance with all applicable Laws (as defined below); and

NOW, THEREFORE, in consideration of the mutual promises, covenants, representations and warranties made herein and intending to be legally bound, the Parties hereto agree as follows:
Section 1Interpretation
1.1Certain Terms. As used herein, the following terms have the following meanings:
“Affiliate” means a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, a specified Person. A Person shall be deemed to control another Person if such first Person possesses, directly or indirectly, the power to direct, or cause the direction of, the management and policies of such other Person, whether through the ownership of voting securities, by contract or otherwise.
“Governmental Authority” means any national, supranational, foreign, federal, state, provincial, tribal, peripheral, regional, municipal or local government or any agency, instrumentality or political subdivision thereof, including any legislative, executive, judicial, regulatory or other governmental board, department, agency, authority, commission, administration, court or other body, or any official of any of the foregoing (including any gaming- or lottery-related Governmental Authority).
“Law” means any order, writ, injunction, decree, judgment, law, ordinance, decision, opinion, ruling, policy, statute, code, rule, regulation or administrative or other requirement of any Governmental Authority, in each case, as may be amended from time to time.
“Person” means any individual (including the heirs, beneficiaries, trusts, executors, legal representatives or administrators thereof), corporation, partnership, joint venture, trust, limited liability company, limited partnership, joint stock company, unincorporated association or other entity. For the avoidance of doubt, the term includes a Governmental Authority.
“Principal” means Antonia Korsanos, who is the sole shareholder and director of the Consultant.
“Representative” means, with respect to any Person, any director, officer, employee, partner, member, manager, owner, agent, lawyer, accountant, auditor, professional advisor, consultant or other representative.
1.2Incorporation. Annex A to this Agreement is incorporated by reference into, and forms an integral part of, this Agreement.

Section 2Engagement
2.1Services. Upon the terms and subject to the conditions of this Agreement, the Company hereby engages the Consultant, and the Consultant hereby accepts such engagement, as an independent contractor to provide the services set forth in Annex A (collectively, the “Services”). Unless otherwise expressly specified in Annex A, the Consultant shall furnish, at Consultant’s own expense, any equipment, supplies and other materials necessary or advisable to perform the Services. Subject to the provisions of this Agreement, the Company shall not control the manner or means by which the Consultant performs the Services.

2.2Relationship of Parties. The Consultant is an independent contractor of the Company, and this Agreement shall not be construed to create any association, partnership, joint venture, employee or agency relationship between the Consultant and the Company (or any of its Affiliates) for any purpose. Except to the extent specifically authorized in advance by the Company in writing, the Consultant and Principal (a) shall have no authority (and shall not hold itself or herself out as having authority) to bind or act on behalf or in the name of the Company or any of its Affiliates, (b) shall not make any agreements or representations on behalf of the Company or any of its Affiliates and (c) without limiting the generality of the foregoing, shall not represent the Company or any of its Affiliates as a lobbyist or agent to any Governmental Authority.

Section 3Compensation
3.1    Fees. As consideration for the provision of Services and the rights granted to the Company under this Agreement, the Company shall pay the Consultant $25,000.00 (the “Initial Project Fee”) for the Services provided hereunder, subject to and in accordance with the terms of this Agreement. The Initial Project Fee will be paid to Consultant within thirty (30) days after Commencement Date.
3.2Expense Reimbursement. The Company agrees to reimburse the Consultant for reasonable and appropriately documented out-of-pocket expenses actually incurred and paid by the Consultant or Principal but only to the extent (a) directly related to the Consultant’s or Principal’s performance of the Services, and (b) incurred in accordance with the Company’s expense reimbursement policies. Expenses in excess of $500 require advance written approval prior to the expense being incurred.
3.3Withholding, etc. Amounts payable under this Agreement shall be without deduction or withholding of any kind other than any tax or other deduction or withholding determined by the Company to be required by Law. Consultant and Principal shall be responsible for, and shall indemnify the Company against, any taxes or contributions, including penalties and interest, owed by Consultant or Principal.
3.4Taxes. The Company makes no representations or warranties and shall have no responsibility regarding the tax implications of the compensation and benefits to be paid to the Consultant under this Agreement.
Section 4Certain Agreements
4.1Confidentiality. Principal and the Company entered into a Non-Disclosure Agreement dated June 4, 2019 (the “Non-Disclosure Agreement”). The Parties agree that the terms of the Non-Disclosure Agreement will apply to all activities performed by Consultant and Principal under this Agreement, including the receipt of any confidential, proprietary or trade secret information of the Company to which Consultant or Principal has access. The Parties hereby agree to amend the definition of “Disclosure

Period” set forth in Section 11 of the Non-Disclosure Agreement so that the Disclosure Period runs concurrently with the “Term” (as defined in Section 5.1 of this Agreement).
Additionally, Principal agrees that she will not, and that Company specifically directs her not to, disclose to Company or use for Company’s benefit any trade secret or confidential information she may possess belonging to any of Principal’s former employers or other third party.

4.2Regulatory Compliance. The Consultant and Principal acknowledge that the Company and/or its Affiliates are subject to gaming, lottery or similar licensing requirements of various jurisdictions. The Consultant and Principal shall cooperate fully with the Company and its Affiliates in providing to them any information of whatever nature that any of them deems necessary or appropriate in assuring itself that the Consultant and Principal possess the good character, honesty, integrity, and reputation applicable to those engaged in the gaming and lottery industries and represent that any such information shall be complete and accurate. If, during the Term, the Company (or any of its Affiliates) is notified (formally or informally) by any Governmental Authority that the engagement of, or conducting business with, the Consultant or Principal may or will jeopardize any license or ability to be licensed of the Company (or any of its Affiliates) or if the Company (or any of its Affiliates) concludes that the Consultant or Principal may fail to meet the above criteria (or the compliance committee of the Company or any of its Affiliates otherwise raises an objection with respect to the Consultant or Principal), the Company may immediately terminate this Agreement upon written notice to the Consultant.
Furthermore, the Consultant and Principal represent, warrant and covenant to the Company that they (1) will maintain complete and accurate books and records, (2) will comply with all applicable laws, rules and regulations, including, but not limited to, those relating to anti-corruption, anti-money laundering, competition, licensing and registration, (3) have not offered or paid, and will not offer or pay, directly or indirectly, (a) anything of value to any public official or candidate for political office, or any relative or agent thereof, for purposes of obtaining any official action or benefit relating in any way to this Agreement, or (b) any commission or finder’s or referral fee to any person or entity in connection with this Agreement or any activities on behalf of the Company, and (4) acknowledge receipt of a copy of the Company’s Code of Business Conduct and that they will abide by such Code of Business Conduct.

Section 5Termination
5.1Term of Agreement; Early Termination after Expiration of Initial Term. The term of this Agreement shall commence on the Commencement Date and shall continue until December 31, 2019, unless earlier terminated by the Company in accordance with Section 5.2 (the “Term”). At the end of the Term, the Term shall automatically extend without further action by either party by six (6) additional months (added to the end of the Term), and then on each succeeding six (6) month anniversary thereafter; provided however, after December 31, 2019, either Party may elect to terminate the Agreement for any reason by providing sixty (60) days written notice to the other Party.

5.2Early Termination for Cause. Additionally, the Company may terminate this Agreement (a) effective upon written notice to the Consultant, in the event the Consultant or Principal breaches this Agreement and such breach is incapable of cure or, with respect to a breach capable of cure, the Consultant or Principal fails to cure such breach to the Company's reasonable satisfaction within ten (10) days after receipt of written notice of such breach, or (b) effective upon written notice to the Consultant as contemplated by Section 4.2 or in the event the Consultant or Principal provided any false or misleading information in connection with any background or security checks.

5.3Effect of Termination. Notwithstanding the foregoing, (a) Sections 1, 2.2, 4, 5 and 6 and any other Sections of this Agreement that expressly or by implication are intended to continue in effect after the expiration or earlier termination of this Agreement, shall continue in effect after the expiration or earlier termination of this Agreement in accordance with their terms, and (b) any termination of this Agreement shall not affect any accrued rights or liabilities of either Party.
5.4Payments Upon Early Termination. In the event that the Company terminates this Agreement, all future payments of consulting fees due hereunder shall cease as of the date of such termination.

Section 6Miscellaneous
6.1Notice. All notices, approvals and other communications required or contemplated under this Agreement shall be in writing and shall be deemed to have been duly given (a) when received if delivered personally, (b) when sent by cable, telecopy, telegram or facsimile (which is confirmed by the intended recipient), and (c) when sent by overnight courier service or when mailed by certified or registered mail, return receipt requested, with postage prepaid, to the Parties at the following addresses:
In the case of Consultant:     to the address set forth in the preamble of this Agreement, Attn: Principal

    In the case of the Company:    Scientific Games Corporation
6601 Bermuda Road
Las Vegas, NV 89119
Attention: Chief Legal Officer

or such other persons or addresses as either Party may from time to time designate by notice to the other.
6.2Assignment; Binding Effect. No Party shall assign or transfer or purport to assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the other Party; provided, however, that the Company shall be permitted to (a) assign or transfer any of its rights or obligations hereunder to any Affiliate of the Company and (b) pledge its rights or interest under this Agreement. This Agreement shall inure to the benefit of the Parties and their respective permitted successors and assigns and is binding upon the Parties and their respective successors and assigns.
6.3Amendment; Waiver. This Agreement may be amended, changed or supplemented only by a written agreement executed and delivered by the Parties. Any waiver of, or consent to depart from, the requirements of any provision of this Agreement shall be effective only if it is in writing and signed by the Party giving it, and only in the specific instance and for the specific purpose for which it has been given.
6.4Entire Agreement. This Agreement (including the Annexes) constitutes the entire agreement between the Parties pertaining to the subject matter hereof and supersedes all prior agreements, negotiations, discussions and understandings, written or oral, between the Parties with respect to such subject matter.
6.5Severability. If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. The Parties shall negotiate in good faith to amend this Agreement to give effect to the purpose and intent of the provision found to be invalid, illegal or unenforceable.

6.6Governing Law; Dispute Resolution. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada applicable to agreements made and to be wholly performed within that State, without regard to its conflict of laws provisions. The parties agree that any controversy or claim not resolved by the Parties arising out of or relating to this Agreement shall be settled by arbitration in accordance with the Rules of the American Arbitration Association. Venue for the conduct of the arbitration shall be Las Vegas, Nevada, except that, at the direction of the arbitral tribunal or with the consent of the Parties, particular hearings in aid of such arbitration may be held in other places. Judgment upon any award rendered by the arbitrator(s) may be entered in any court having jurisdiction there. The Parties agree that the factual findings of the arbitral tribunal shall be final absent manifest or material error and rulings on questions of Law or mixed questions of fact and Law shall be reviewed under the “clearly erroneous” standard of review and not under a “manifest disregard of the law” or other standard, notwithstanding any Law concerning such standard to the contrary. Except for injunctive or other equitable relief necessary to enforce the Agreement, the remedies expressly provided herein shall constitute the parties’ sole and exclusive remedies, and all other remedies which might be otherwise available under the Law of any jurisdiction are hereby waived by both parties.
6.7Costs. Except as otherwise provided in this Agreement, each Party is responsible for its own costs and expenses incurred in connection with performing and observing its obligations and covenants under this Agreement.
6.8Counterparts. This Agreement may be executed in any number of counterparts which, taken together, constitute one and the same agreement.
6.9No Third Party Beneficiaries. Except as expressly contemplated by this Agreement, nothing in this Agreement shall confer any rights upon any Person other than the Parties and their respective successors and permitted assigns.
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IN WITNESS WHEREOF, the Company and the Consultant have each caused this Agreement to be duly executed pursuant to due authorization, all as of the day and year first above written.

SCIENTIFIC GAMES CORPORATION

By:    /s/ Michael Quartieri
Name: Michael Quartieri
Title: EVP & CFO, Treasurer & Corporate Secretary

Toni Korsanos Pty Ltd as trustee for Toni Korsanos Trust

By:    /s/ Antonia Korsanos
Name: Antonia Korsanos
Title: Director
I acknowledge the terms and conditions of this Consulting Agreement and that I am bound by them in my individual capacity as the principal of the Consultant:
PRINCIPAL:
/s/ Antonia Korsanos
ANTONIA KORSANOS

Annex A

Services

In consideration for payment of the Initial Project Fee, the Consultant will provide the following Services:
•Consult and advise on the Company’s Supply Chain project (the “Initial Project”)

In addition to the Initial Project, the Consultant may provide consulting services on additional projects at the request of the Company’s Chief Executive Officer. The Parties will agree in writing on the fee to be paid to the Consultant by the Company for any additional projects for which Consultant provides consulting services after the Initial Project.